EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K (the “Report”) of Double Eagle Petroleum Company (the “Company”) for the year ended December 31, 2006, each of Stephen H. Hollis, the Chief Executive Officer, and Lonnie R. Brock, the Principal Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief: (1) the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2007	/s/ Stephen H. Hollis Stephen H. Hollis, Chief Executive Officer

Date: March 30, 2007	/s/ Lonnie R. Brock Lonnie R. Brock, Chief Financial Officer